U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2019

NOBLE VICI GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Raffles Place, #33-02

One Raffles Place Tower One

Singapore 048616

(Address of principal executive offices)

+65 6491 7998

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2019, Noble Vici Group, Inc., a Delaware corporation (“we,” “us” or the “Company”), entered into a binding Memorandum of Understanding (the “MOU”) with Kootoro Vietnam Inc., a limited liability company organized under the laws of Vietnam (“KVI”), whereby the parties agreed to form a strategic partnership to expand V-More’s footprint and ecosystem into Vietnam. The Partnership will be exclusive subject to the achievement of mutually agreeable milestones. V-More is our online and offline products and services marketplace for consumers and merchants. KVI is engaged in the business of managing the distribution and payment of goods through a nationwide network of vending machines and payment gateway to Vietnam.

The foregoing description of the MOU is qualified in its entirety by reference to the Binding Memorandum of Understanding, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	Binding Memorandum of Understanding, dated June 17, 2019, by and between the Company and Kootoro Vietnam Inc..

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
(Registrant)

Dated: June 17, 2019	By:	/s/ Eldee Wai Chong Tang
Eldee Wai Chong Tang Chief Executive Officer

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